LICENSE AGREEMENT


THIS  AGREEMENT,  by  and  between, Naturol  Limited,  maintaining  principal offices  at  Channel  House,  Green Street,  St.  Hellier,  Jersey  JE2  4UH,

("Licensor") and Naturol, Inc, a Nevada corporation having an office at  6265

South  Stevenson  Way,  Las Vegas, Nevada 89120 (hereinafter  "Licensee")  is entered into as of August 21, 2001.

     RECITALS:

A.    WHEREAS,  Peter Wilde ("Inventor") is the inventor  of  a  Process  and

Apparatus  for  Preparing  Extracts and Oils from Natural  Plants  and  Other

Matter, a Process for Extracting Fixed and Mineral Oils and Refining of Crude

Extracts  employing HFC134a, such inventions covered by or to be  covered  by

PCT Patent Applications as herein after defined ("Invention(s)");

B.   WHEREAS, Peter Wilde has assigned his rights in the said Inventions, the

PCT  Patent  Applications covering same and all corresponding National  Stage

Applications, and improvements thereto to Licensor;

C.    WHEREAS, Peter Wilde represents that he had and has the right to assign

the   Inventions   and  PCT  Patent  Applications  and  all  National   Stage

Applications  corresponding thereto and improvements thereto to Licensor  and

Licensor  represents  that  it  has the right to  grant  licenses  under  the assignment to Licensee;

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D.    WHEREAS,  Licensee desires to secure exclusive rights and  licenses  to practice the invention in the United States, Canada and Mexico including, but not  limited to, the right to make, have made, use, sublicense, offer to sell and  sell the Invention and products made using the Invention throughout  the

United States; and

E.   WHEREAS, Licensor is willing to grant these rights and licenses upon the terms and conditions recited below.

NOW THEREFORE, the parties hereto agree as follows:

1.   DEFINITIONS

As  used  in  this  Agreement, the following terms shall have  the  following meanings:

a)   "PCT Patents" shall mean

1)    PCT  Patent Application Serial Number WO 01/10527 filed 4 August  2000,

based  on  British Patent Application 9918436.8 filed 5 August 1999,  now  GB

Patent 2 352 724, and

2) PCT Patent Application Serial Number WO 00/43471 filed 20 January 2000, based on British Patent Applications 9901617.2 filed 25 January 1999 and 9905054.4 filed 5 March 1999,
3) A PCT Patent Application (or National stage applications claiming priority thereto) based on British Patent Application GB200106972.3, and
4) any subsequent patent applications filed by Peter Wilde or Licensor related thereto, a copy of said patent applications and evidence of the filing of said patent applications enclosed as Attachment A hereto.

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b)    "Licensed  Patent(s)" shall mean any patent Applications filed  in  the

United  States,  Canada or Mexico corresponding to the PCT Patents,  and  any

United  States,  Canadian  and  Mexican  Patents  issuing  there  from,   any

divisional,  continuation,  continuation-in-part, re-examination  or  reissue patents  based  thereon  and any Improvement thereto  presently  existing  or developed in the future.

c)    "Improvements"  shall  mean any betterments  or  modifications  to  the

Inventions  developed by Inventor or Licensor, or which Inventor or  Licensor has a right to manufacturer, use or sell.

d)    "Invention" shall mean the inventions described or claimed in  the  PCT

Applications  and  the Licensed Patents, including but  not  limited  to  all product,  methods,  compositions  and  procedures  covered  by,  or  made  in accordance with the teachings of the Licensed Patents or which are covered by the claims of the Licensed Patent.

e)    "Commercial  Sales"  shall mean sales by Licensee  or  Sublicensees  of products  claimed  in,  or produced using methods claimed  in,  the  Licensed

Patents to third parties.

f)    "Licensed  Products"  shall mean all products  produced  using  of  the

Invention  claimed  in  the  Licensed Patents by  Licensee,  or  Sublicensees

thereof, for the benefit third parties

g)    "Licensed Services" shall mean all uses of the Invention claimed in the

Licensed Patents by Licensee, or Sublicensees thereof, for the benefit  third parties.

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h)   "Net Sales" shall mean:

1)    Licensee's gross billings with respect to Commercial Sales by  Licensee or  Sublicensee,  or Licensed Services provided by Licensee  or  Sublicensee,

subsequent  to  the  effective  date of this Agreement  less  (a)  sales  tax directly  imposed upon said sales, (b) outbound transportation  charges,  (c)

prompt payment discounts actually allowed, (d) actually allowed returns,  and

(e) allowances actually credited for damaged goods, or

2) royalties or payments received by Licensee from third parties based on research and/or development activities or the manufacture, use or sale of the products or services or Licensed Products by said third parties.
i)   "Territory" shall mean the United States, Canada and Mexico.

j)    "License  Year" shall mean each twelve (12) month period, beginning  on the  effective  date of this Agreement first written above and thereafter  on the anniversary date thereof.

k)    "Payment  Period"  shall be the three (3) month periods  starting  with

January 1, April 1, July 1 and October 1 of each year.

l)    "Strategic  Partner" shall mean an organization  which  enters  into  a contract  with  Licensee  for  the development  and/or  commercialization  of

Licensed  Products,  said contract including the payment  to  Licensee,  upon execution of said contract or on completion of a defined milestone within one year of execution, of at least one million dollars ($1,000,000).

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m)    "Licensed Trademark" shall mean Naturol for use on the Licensed Product and in conjunction with the marketing and sale of the Licensed Product.

n)   "Sublicensee" shall mean a party contracted to assume some or all of the rights and obligations of Licensee.

o)    "Confidential  Information" shall mean all  information,  know-how  and inventions (including, but not limited to, patent applications) disclosed  by

Licensor   to  Licensee or Licensee to Licensor pursuant  to  this  Agreement which  relate to the Invention, technical service and existing and  potential customers  but not including anything which the receiving party can  show  by clear  and convincing evidence (i) is already known to the recipient  without restriction  on its use or disclosure; (ii) is or becomes public  information in a bona fide manner; (iii) is lawfully obtained by the receiving party from a  third party without an obligation of confidentiality: or (iv) is disclosed with the prior written approval of the other party.

p)    "Effective  Date" shall mean the last date set forth on  the  signature page of this Agreement.

2.   GRANT OF LICENSOR'S RIGHTS IN INVENTION

Licensor  gives  and  grants to Licensee an exclusive  power,  authority  and license throughout the United States, Canada and Mexico to manufacture,  have manufactured for it, assemble, use, offer for sale and/or sell the  Invention covered  by  the  Licensed  Patents, together with the  right  to  sublicense

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others.  Licensor  also  gives  and grants to Licensee  an  exclusive  power,

authority and license throughout the United States, Canada and Mexico to  the

Licensed  Trademark and the good will related thereto.  Licensor  shall  also provide  consulting  services  regarding the Invention  as  addressed  herein below.

3.   CONSIDERATION

      A.    In  consideration of the licenses granted herein  Licensee  shall deliver  to  Licensor  three hundred and sixty thousand  dollars  ($360,000),

which  shall constitute the first Annual Compensation payment, and shall  pay

to  Licensor Annual Compensation, as further defined herein below.   Starting

with  the  first  anniversary of this Agreement, the Annual Compensation  for each License Year until a First Commercial Sale of Licensed Product, and  for three  years  thereafter,  shall, as a minimum, be three  hundred  and  sixty thousand dollars ($360,000), payable quarterly as set forth below. The Annual

Compensation may be reduced to the extent of a like amount of royalties  paid to  Licensor  during  each Annual Period. After License  Year  5  the  Annual

Compensation to Licensor shall consist solely of royalties on Licensed  Sales or Licensed Services

B.    Licensee will pay Licensor an eight percent (8.0%) Royalty based on Net

Sales  of  the  Licensed Products or Licensed Services made,  used,  sold  or offered  for sale by Licensee or any Sublicensee in a country where  Licensed

Patents  covering  said  Licensed Products or  Licensed  Services  are  still pending  or  in effect.  In addition, a two percent (2.0%) Royalty  shall  be paid  based  on  the  use  by  Licensee or any Sublicensee  of  the  Licensed

Trademark.   In  the event Licensee shall grant sublicenses  hereunder,  said sublicense shall include an obligation that Licensor shall be entitled to the

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same  royalties based on the sales of the Sublicensee as set forth above  and said Sublicensee shall agree to the obligations relating thereto set forth in

this Agreement. Any royalties in excess thereof shall belong to Licensee.   A

product shall be considered "sold" for purposes of calculating Royalties when payment is received from Licensee's or Sublicensee's customer.  When Licensee takes  back a product upon which a license Royalty has been paid, the Royalty paid  to Licensor shall be a credit against Royalties payable to Licensor  in the next succeeding Payment Period.

C. At least ninety thousand dollars ($90,000), constituting the pro rata portion of the Annual Compensation, and any additional Royalty payments then due shall be paid to Licensor within forty -five (45) days following the end of each Payment Period with the Reports as set forth below.
D. Licensor shall make available to Licensee the services of all of its employees and consultants to assist in the further development and commercialization of Licensed Products. All prior approved out of pocket expenses incurred by Licensor, or Licensor's employees or consultant, in providing such services shall be reimbursed by Licensee upon delivery of receipts for such expenses incurred. No additional compensation shall be due to Licensor for providing said services.

4.   COMMERCIALIZATION OBLIGATIONS

If  Licensee,  or  any sublicensee or Strategic Partner(s),  decides  not  to manufacture, market or sell, or to cease the manufacture, marketing  or  sale of  the  Licensed  Product  without  the bona  fide  intent  to  resume  said

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manufacture  market  or sale, or to enter into new sublicenses  or  strategic agreements,  for  a period in excess of one (1) year Licensor  may  terminate this  Agreement  and the licenses granted herein.  In such an  instance,  all rights granted to Licensee shall revert back to Licensor.

5.   USE OF THE LICENSED TRADEMARK AND OTHER TRADEMARKS

A.    Licensee  has the exclusive right to use and register  with  the  U.S.,

Canadian and Mexican Patent and Trademark Office any trademark other than the

Licensed  Trademark, or a mark confusingly similar thereto, which it  selects in the advertising, promotion, marketing and sale of the Licensed Product.

B.   The rights in the Licensed Trademark granted hereunder are conditioned upon Licensee's full and complete compliance with the marking provisions of the trademark laws of the United States and any other relevant foreign countries.  The Licensed Products, as well as all promotional, packaging, and advertising material related thereto, shall include all appropriate legal notices as required by Licensor.

C.   The Licensed Products shall be of a quality no less than specified by

Licensor.

D.   If the quality of the Licensed Products falls below such agreed to quality, Licensee shall use its best efforts to restore such quality.  In the event that Licensee has not taken appropriate steps to restore such quality within thirty (30) days after notification by Licensor, Licensor shall have the right to require that the Licensee cease using the Licensed Trademarks.

E.   At least every six (6) months during the term of this Agreement,

Licensee shall make available to Licensor representative samples of each of the Licensed Products bearing the Licensed Trademark for evaluation and

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approval of the quality thereof.  In addition, at least thirty (30) days prior to the introduction of each new Licensed Product bearing the Licensed

Trademark and each new labeling or advertisement for Licensed Product bearing the Licensed Trademark, Licensee shall make available to Licensor representative samples of each such new Licensed Product, and provide samples of labeling and advertising for approval by Licensor.  Procedures for review and approval of new uses of the Licensed Trademark and new advertising or labeling shall be established by mutual agreement of the parties.  No new labeling or advertising bearing the Licensed Trademark shall be released or used by Licensee until approved by Licensor, which approval shall not be unreasonably withheld.

F.   Licensee acknowledges Licensor's exclusive rights in the Trademark and,

further, acknowledges that the Trademark is unique and original to Licensor and that Licensor is the owner thereof.  Licensee shall not, at any time during or after the effective Term of the Agreement, dispute or contest,

directly or indirectly, Licensor's exclusive right and title to the

Trademarks or the validity thereof.  Licensee agrees that its use of the

Licensed Trademarks inures to the benefit of Licensor, that the Licensee shall not acquire any rights in the Licensed Trademarks as a result of this license, and that such use by Licensee is evidence of continued use by

Licensor.

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G.   Licensor will take all action reasonable necessary to apply for registration of the Licensed Trademark, as a minimum, in the United States,

Canada and Mexico and the European Community, file additional applications for registration of the mark for new uses and, subject to the terms herein,

maintain any registration of the Licensed Trademark.

H.   Licensor will have the right, but not the obligation to enforce the

Licensed Trademark against infringers.  If Licensor and Licensee agree to jointly pursue infringers, they will share all cost and split any damages awarded appropriately.  If Licensor refuses to pursue infringers, Licensee may do so at its cost and Licensor will cooperate as necessary to allow

Licensee to bring such action, all at Licensees cost.  Licensors refusal to pursue infringers will not be a basis for termination of this Agreement.


6.   REPRESENTATIONS AND WARRANTEES

     Licensor, makes no representations or warranty with respect to the validity of any patent, trademark, or copyright that may issue or be granted covering the Licensed Product or the Licensed Trademark or that the manufacture, use or sale of the Licensed Product or the use of the Licensed

Trademark will not infringe the rights of others.  However, Licensor has no knowledge that would lead it to believe that the Licensed Patent is invalid or the manufacture, use or sale of the Licensed Product or use of the

Licensed Trademark would infringe the rights of any third parties.

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7.   RECORDS, ROYALTY PAYMENTS AND INSPECTION

A.    For  as  long as Licensor is receiving Royalties, Licensee  shall  keep accurate  records,  certified by it, showing the number of  Licensed  Product sold  by  Licensee or its Sublicensees.  As a part of these records, Licensee will  prepare  a  statement within forty-five (45) days of the  end  of  each

Payment  Period  showing the number of Licensed Product sold by  Licensee  or sublicensees during the immediately preceding Payment Period and will forward a copy of the statement to Licensor, together with any Royalty payment as may be owed for the sale of Licensed Product during the preceding Payment Period.

B)    Licensee  agrees  that it will, on reasonable  notice,  during  regular

business  hours,  permit  an  independent  certified  public  accountant   or

knowledgeable auditor, who is acceptable to Licensee, to have access  to  its records  pertaining to the sale of Licensed Products to audit and verify  the accuracy  of  the  Royalty  reports submitted by  Licensee  and  the  Royalty

payments  made  by  Licensee  pursuant to this Agreement.   Such  independent

certified  public  accountant shall report to Licensor only  its  conclusions regarding the accuracy of submitted royalty reports and the underlying  basis

therefor.   The cost of any such audit shall be borne by Licensor,  and  only

one  such  audit  shall  be  made in any one fiscal  year.   Any  information

obtained  from  an  audit shall be kept confidential and used  only  for  the purpose of determining the accuracy of such royalty reports and for enforcing payment  of Royalties due and payable to Licensor.  Licensee's obligation  to maintain  records of sales of Licensed Products for the purposes of an  audit shall  extend  only for a period of three (3) years from the  date  of  sale.

This  obligation  shall  not effect the statutory reporting  requirements  of

Licensee to Licensor as one of its equity holders.

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8.   TERM AND TERMINATION OF AGREEMENT

A.    If  not terminated sooner pursuant to section 8B below, the license  to the Licensed Patent shall last until the expiration date of the last Licensed

Patent  covering Licensed Products or Licensed Services or a  declaration  by the  Court,  not  overturned in any timely filed appeals, that  the  Licensed

Patent  is invalid. The License to the Licensed Trademark shall last as  long as the Licensee or any Sublicensee continues to use the Licensed Trademark in accordance herewith.

B.    Licensor may terminate this Agreement for a failure or default  on  the part  of  the Licensee to perform an obligation or duty required  herein,  or enforce such obligation on any Sublicensee, but Licensee or Sublicensee  must first  be  given thirty (30) days advance written notice and the  opportunity and time, as may be reasonably required, to correct such failure or default.

9.   RIGHTS OF PARTIES UPON TERMINATION

A.    Upon  cancellation  or termination of this Agreement  for  any  reason,

Licensee,  or  any Sublicensee, may complete and sell Licensed  Products,  or complete  the  delivery of Licenses Services, which are  in  the  process  of manufacture or delivery and can be completed within six (6) months  following notice  of  termination or which have been manufactured, provided  only  that

Licensee  shall be required to pay Licensor those Royalties and/or  dividends which would otherwise be owed if this Agreement were still in force.

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B.    Termination of this Agreement shall be without prejudice to  Licensee's right to recover any advance payment of Royalties or fees made.

10.  INFRINGEMENT CLAIMS

A.    Should any action be commenced against Licensee that alleges  that  the

Licensed Product infringes the claims of any patent, Licensor shall have  the

right,  but  shall  not  be obligated, to defend such  action.   If  Licensor

decides  not  to defend such action, Licensee shall have the option,  at  its sole  expense,  to defend and the right to join Licensor in  the  suit  as  a codefendant.

B.    If,  by virtue of a judgment against it or as a result of a good  faith settlement  of a bona fide claim against it, Licensee is required  to  pay  a

Royalty to a third party on the basis of a patent claim covering the Licensed

Product or Licensed Services and Licensor still has a validly existing patent covering  Licensed  Products  or  Licensed Services,  any  Royalties  due  to

Licensor  shall  be  reduced by the Royalties paid to the  third  party.   If

Licensor  has  no  such valid patent, then Royalties due  to  Licensor  shall

cease.   However,  this  shall  not  effect  other  Compensation  payable  to

Licensor.

11.  THIRD PARTY INFRINGEMENT

A.    Should a third party infringe the Licensed Patent, Licensee shall  have the  first  right  to  pursue said infringers.  If Licensee  decides  not  to

prosecute   infringers,  then  Licensor  shall  have  a  right  to  prosecute

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infringers  and  to join Licensee in the suit. In regard to  actions  against third  parties, by Licensee, Licensee may retain any money collected  through such  action which is based on lost sales or profits of Licensee and Licensee shall  pay to Licensor the Royalties he would have earned on those lost sales or profits.

B.    Each party agrees, at the request of the other party, to cooperate  and assist in the prosecution or defense of any infringement actions.  Reasonable out-of-pocket  expenses  incurred  in  connection  with  any  such  requested cooperation  and  assistance shall be paid as an expense of the  suit  within thirty (30) days after receipt of a written request for payment, which  shall itemize  the  expenses  and be accompanied by documentation  supporting  such expenses.

12.  ASSIGNABILITY OF AGREEMENT AND LICENSED PATENTS AND

SUBLICENSING OF LICENSED PATENTS

A.    This  Agreement is binding upon and shall inure to the benefit of  both

Licensor, Licensee and their successors and assigns.

B.    This  Agreement  and  the  licenses granted  may  not  be  assigned  or sublicensed  by  Licensee without consent of Licensor,  which  shall  not  be

unreasonably  withheld.   Any assignment shall be conditioned  upon  Licensee

giving  Licensor reasonable prior written notice thereof and  the  assignee's written  agreement with Licensee to be bound by the terms and  conditions  of this  License Agreement.  Licensor may assign its rights to receive Royalties under  this Agreement by notifying Licensee of such assignment and  providing

Licensee with a copy of such assignment.

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13.  NOTICES, CONSTRUCTION AND ENTIRETY OF AGREEMENT

A.    All notices required pursuant to this Agreement shall be in writing and shall  be sufficient if sent by first class registered or certified mail  and addressed to the party to whom it is to be given as follows:

To Licensee:

Naturol, Inc.
________________
Las Vegas, Nevada
Attention:

To Licensor:

Naturol Limited
Channel House,Green Street
St. Hellier, Jersey JE2 4UH,
          Attention:

The  date  of postmark shall be the date of the notice.  All Royalty payments shall  be made by first-class mail to ___________________________________  at the above address.

B.    The  parties  agree  that  any disputes  that  arise  as  a  result  of performance or nonperformance under this Agreement shall, prior to litigation thereof,  be  submitted  to arbitration before an internationally  recognized organization established for arbitration purposes and at a location  mutually agreeable to the parties.

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C.    This Agreement shall be interpreted in accordance with the laws of  the

State of Nevada and shall be binding on each of the legal representatives  of the  parties  hereto.  It may not be modified or extended except  by  written document,  signed by an authorized officer or representative of Licensor  and

Licensee.

D.    This  Agreement,  and  the documents attached hereto,  constitutes  the complete agreement between Licensor and Licensee.  No modifications shall  be

binding   upon  Licensor  or  Licensee  against  whom  enforcement  of   such

modification  is  sought  unless it is made in  writing,  referring  to  this

Agreement and is signed on behalf of both Licensor and Licensee by one of its officers or related principal(s).

E.    If  any  obligation of this Agreement is in conflict with  the  law  or public  policy in a jurisdiction where challenged, the validity of the entire

Agreement   will  not  be  affected  by  the  omission  of  the   conflicting

requirement.

     NATUROL LIMITED                    NATUROL, INC.

     By: /s/ Paul McClory               By: /s/ Isaac Moss
     Name: Paul McClory                 Name: Isaac Moss
          Director                           Director
     Dated: 8/17/01                     Dated:8/20/01
     Witnessed By: /s/ James Dawson     Witnessed By:/s/ Joan Brown
     Name: James Dawson                 Name: Joan Brown